Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement                       |_| Confidential, For Use
                                                          of the Commission
                                                          Only (as permitted by
                                                          Rule 14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-12

                            Milestone Scientific Inc.
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

                            MILESTONE SCIENTIFIC INC.

Notice of Annual Meeting of Stockholders to be held on Tuesday, December 3, 2002

                               ------------------

The Annual Meeting of Stockholders of Milestone Scientific Inc. will be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Tuesday, December 3, 2002, at 9:00 a.m., Eastern Standard Time, for the purpose of considering and acting upon the following:

      1.    Election of three (3) Directors.

      2. Confirming the appointment of J.H. Cohn LLP as independent accountants for the fiscal year ending December 31, 2002.

      3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on November 4, 2002 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                   By order of the Board of Directors


                                   Leonard Osser
                                   Chairman of the Board

Livingston, New Jersey
November 8, 2002
------------------------------------------------------------------------------
IMPORTANT:        Every stockholder, whether or not he or she expects to attend the annual meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

                  Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                  We would appreciate your giving this matter your prompt attention.

                            MILESTONE SCIENTIFIC INC.

                               -------------------

                                 PROXY STATEMENT
                       For Annual Meeting of Stockholders
                           to be Held December 3, 2002

                                -----------------

      Proxies in the form enclosed with this Statement are solicited by Milestone Scientific Inc. ("Milestone" or "the Company") to be used at the Annual Meeting of Stockholders to be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York City, on December 3, 2002 at 9:00 a.m., Eastern Standard Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. Milestone's principal executive offices are located at 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039. The approximate date on which this Statement and the accompanying proxy will be mailed to Stockholders is November 8, 2002.

                          THE VOTING AND VOTE REQUIRED

      On the record date for the meeting, November 4, 2002, there were outstanding 12,633,370 shares of common stock of the Company (the "Common Stock"), each of which will be entitled to one vote.

      Directors are elected by a plurality of the votes cast at the meeting. Confirming the appointment of J.H. Cohn as independent accountants is accomplished by the affirmative vote of a majority of the votes cast at the meeting.

      All shares represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the meeting. A proxy may be revoked by the stockholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting, however, in and of itself does not revoke a prior proxy. In the case of the election of directors, shares represented by a proxy which are marked "WITHHOLD AUTHORITY" to vote for all eight nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Shares represented by proxies which are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table shows certain information with respect to beneficial ownership of the Company's Common Stock on November 4, 2002 by all persons known to be the beneficial owners of more than 5% of its outstanding shares, and by all Directors and Officers of the Company, as a group. No Executive Officer or Director of the Company is involved in any material legal proceedings.

                                                     Shares of
                                                    Common Stock
                                                    Beneficially     Percentage
Name of Beneficial Owner(1)(2)                          Owned         of Class
------------------------------                          -----         --------

Executive Officers and Directors

Leonard Osser                                       3,515,141(3)       26.46%

Stuart J. Wildhorn                                     21,334(4)           *

Thomas M. Stuckey                                      73,967(5)           *

Paul Gregory                                           12,572(6)           *

                                                     Shares of
                                                    Common Stock
                                                    Beneficially     Percentage
Name of Beneficial Owner(1)(2)                          Owned         of Class
------------------------------                          -----         --------

Leonard M. Schiller                                     33,016(7)           *

All Directors & Officers as a group                  3,656,030(8)         27.28%

5% and Greater Stockholders

K. Tucker Andersen
c/o Cumberland Associates, LLC
1114 Avenue of the Americas
New York, New York 10036                             1,646,439(9)         11.53%

Cumberland Associates, LLC
1114 Avenue of the Americas
New York, New York 10036                             1,230,000(10)         8.87%

Gintel Asset Management, Inc.
6 Greenwich Office Park
Greenwich, CT 06831                                  1,752,000(11)        12.18%

----------
*Less than 1%

(1)   The addresses of the persons named in this table are as follows: Leonard
      A. Osser, 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Thomas M. Stuckey, 220 South Orange Avenue, Livingston Corporate Park, Livingston, NJ 07039; Paul Gregory, Innovative Programs Associates Inc., 300 Mercer Street, New York, New York 10003; and Leonard M. Schiller, Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this proxy statement upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercise or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this proxy statement held by the named individual, divided by 12,633,370 outstanding shares on November 4, 2002 and those shares underlying options exercisable within 60 days from the filing of this proxy statement, held by the named individual.

(3) Includes (i) 614,183 shares issuable upon exercise of stock options within 60 days of the date hereof, which are exercisable at $.80 and (ii) warrants immediately exercisable to purchase 35,714 shares at $1.75 per share.

(4) Includes 16,667 shares subject to stock options, exercisable within 60 days of the date hereof at $2.50 per share and 4,667 shares subject to stock options, exercisable within 60 days of the date hereof at $.75 per share.

(5) Includes 21,000 shares subject to stock options, exercisable within 60 days of the date hereof at $3.00 per share, 25,000 shares subject to stock options, exercisable within 60 days of the date hereof at $16.50 per share, and 16,667 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share, 4,667 shares subject to stock options exercisable within 60 days of the date hereof at $2.50 per share and 2,333 shares subject to stock options exercisable within 60 days of the date hereof at $.75 per share. Mr. Stuckey disclaims beneficial ownership of (i) 10,000 shares, which are held by his wife as custodian for their children, and (ii) 1,700 shares which are owned by his wife in her IRA. Mr. Stuckey is 47 and has been Chief Financial Officer and Vice President of the Company and Chief Financial Officer of Spintech and Sagacity I, subsidiaries of the Company, since May 1998. Prior to joining the Company, Mr. Stuckey had been the Corporate Controller of PureTec, a plastic product manufacturer, where he had spent 13 years.

(6) Includes 150 shares held by Mr. Gregory's wife and 12,422 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share.

(7) Includes 12,422 shares subject to stock options, exercisable within 60 days of the date hereof at $2.1875 per share.

(8) Includes 728,694 shares subject to stock options and 35,714 shares subject to warrants all of which are exercisable within sixty (60) days of the date hereof.

(9) Based solely upon an amendment to Schedule 13G filed by K. Tucker Andersen with the Securities and Exchange Commission on 12/7/01 and the 33,840 shares issued to Mr. Andersen in January 2002 in lieu of interest.

(10) Based solely upon an amendment to Schedule 13G filed by Cumberland Associates, LLC with the Securities and Exchange Commission on 2/14/02.

(11) Includes 150,000 shares held by Gintel Partners Fund LP of which Robert Gintel, Chief Executive Officer of Gintel Asset Management, Inc. is a controlling partner, 110,000 shares held by Barbara Gintel (Robert Gintel's spouse), 62,000 shares held by Gintel & Co. Trading Account, 750,000 shares held by Gintel Fund and 500,000 shares held by Robert Gintel Florida Intangible Tax Trust.

                      Equity Compensation Plan Information

      The following table summarizes the (i) options granted under the Milestone 1997 Stock Option Plan, and (ii) options and warrants granted outside the Milestone 1997 Stock Option Plan, as of December 31, 2001. The shares covered by outstanding options and warrants are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events. No other equity compensation has been issued.

                                                                Equity Compensation Plan Table
                                              -------------------------------------------------------------------
                                                    Number of                                    Number of
                                               securities(1) to be     Weighted-average         securities(1)
                                               issued upon exercise    exercise price of    remaining available
                                                  of outstanding          outstanding       for future issuance
                                              options, warrants and    options, warrants        under equity
                                                      rights               and rights        compensation plans
                                              ----------------------- --------------------- ---------------------
Equity Compensation Plans Approved By
Security Holders
---------------------------------------

Grants under the Milestone Scientific, Inc.
1997 Stock Option Plan.......................         929,266                $5.16                 70,734

Equity Compensation Plans Not Requiring
Approval By Security Holders
---------------------------------------

Aggregate Individual Option Grants...........         422,500                $3.91             Not applicable

Aggregate Individual Warrant Grants                 1,974,066                $1.45             Not applicable
-------------------------------------------------------------------------------------------------------------
    Total....................................       3,325,832                $2.80
                                             ----------------------------------------------------------------

      (1)   Reflect shares of Milestone Common Stock.

The aggregate individual option grants outside the Stock Option Plan referred to in the table above include options granted to consultants and providers of certain services to the company. The aggregate individual warrant grants referred to in the table above include warrants granted to investors in the company as part of private placements and credit line arrangement.

                              ELECTION OF DIRECTORS

      Three directors are to be elected at the Annual Meeting, each for a term of one year and until the election and qualification of a successor.

      It is intended that votes pursuant to the enclosed proxy will be cast for the election of the three nominees named below. In the event that any such nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person, if any, as shall be designated by the Board of Directors (the "Board"). Management has no reason to believe these nominees will not be available for election.

      The nominees for election and certain information about them are shown in the following table:

Nominees for Election

LEONARD OSSER, 54, has been Chief Executive Officer and a director of the Company since July 1991, and the President and Chief Executive Officer of Spintech, a subsidiary of the Company, since November, 1995. From July 1991 until July 1997, he also served as President and Chief Financial Officer of the Company.

PAUL GREGORY, 64, has been a director of the Company since April 1997. Mr. Gregory has been a business and insurance consultant at Innovative Programs Associates Inc. and Paul Gregory Associates Inc. since January 1995 and January 1986, respectively, where he services, among other entities, foreign and domestic insurance groups, law and accounting firms and international corporations.

LEONARD M. SCHILLER, 61, has been a director of the Company since April 1997. Mr. Schiller has been a partner in the law firm of Schiller, Klein & McElroy, P.C. in Chicago, Illinois since 1977. He has also served as the President of The Dearborn Group, a residential property management and real estate acquisition company.

                 The Board unanimously recommends a vote FOR the
                       election of each of the nominees.

Board of Directors and Committees

      The Board held 8 meetings, the Audit Committee held 2 meetings, and the Compensation Committee did not hold any meetings during fiscal 2001. The Company does not have a nominating committee. All directors attended more than 75% of the aggregate number of meetings of the Board and its committees. Louis I. Margolis resigned from the Board of Directors on December 19, 2001 and Stephen
A. Zelnick resigned from the Board of Directors on August 19, 2002.

      The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company's officers, employees, directors and consultants.

      The Compensation Committee was comprised of Stephen A. Zelnick, Louis I. Margolis and Leonard M. Schiller during 2001.

      The Audit Committee was established to meet with management and the Company's independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Board has adopted a written charter for the Audit Committee. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and met with the management of the Company to discuss such audited financial statements. The Audit Committee has discussed with the Company's independent accountants, J. H. Cohn LLP, the matters required to be discussed pursuant to Statement on Accounting Standards No. 61. The Audit Committee has received the written disclosures and the letter from J. H. Cohn LLP required by the Independence Standards Board Standard No. 1. The Audit Committee has discussed with J. H. Cohn LLP its independence from management and the Company. J. H. Cohn LLP had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB.

      The Audit Committee was comprised of Stephen A. Zelnick, Leonard M. Schiller and Paul Gregory during 2001, all of whom are independent (as defined in Section 121(A) of the American Stock Exchange Listing Standards.).

                     COMPENSATION OF DIRECTORS AND OFFICERS
                               AND RELATED MATTERS

Executive Compensation.

      The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal years ended December 31, 2001, 2000, and 1999 by (i) the Company's Chief Executive Officer and (ii) the most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the 2001 fiscal year and whose salary as determined by Regulation S-B, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the "Named Executives").

                           Summary Compensation Table

                                                                                                    Awards
                                                                 Annual Compensation             Common Stock
                                                                       Salary                 Underlying Options
 Name and Principal Position               Year                          ($)                          (#)
----------------------------------------------------------------------------------------------------------------
Leonard A. Osser
     Chief Executive                       2001                          350,967(1)                 50,000
     Officer and                           2000                          265,407(2)                 50,000
     Chairman                              1999                          191,135(3)                 50,000

Thomas M. Stuckey
     Chief Financial                       2001                          116,905                    10,000
     Officer and Vice                      2000                          114,051                    25,000
     President                             1999                          119,922                    21,000

----------
(1) Includes $350,000 in deferred compensation, of which $314,000 was earned as Chairman and CEO of Milestone and $36,000 was earned as President and CEO of Spintech. The deferred compensation was paid subsequent to year end through the issuance of 625,000 units, each consisting of one share of common stock and one six-year warrant to purchase one share of common stock at prices ranging from $.80-$2.00. It excludes $20,850 paid by Milestone to Marilyn Elson, a certified public account, who was employed by Milestone to render professional tax services. Ms. Elson is the wife of Mr. Osser.

(2) Includes $141,346 in deferred compensation and $21,000 earned as President and Chief Executive Officer of Spintech. The deferred compensation was paid subsequent to year end through the issuance of 176,683 units, each consisting of one share of common stock and one six-year warrant to purchase one share of common stock at prices ranging from $.80-$2.00.

(3) Reflects voluntary reduction of base salary, which commenced in July 1998 and also includes $36,000 earned as President and Chief Executive Officer of Spintech.

Stock Options

      The following tables show certain information with respect to incentive and non-qualified stock options granted in 2001 to Named Executives under the Company's 1997 Stock Option Plan and the aggregate value at October 30, 2002 of such options. In general, the per share exercise price of all options is equal to the fair market value of a share of Common Stock on the date of grant. No options granted to Named Executives have been exercised.

                              Option Grants in 2001
                          Individual Grants of Options

                                         Number of      Percent of
                                         Shares of     Total Options
                                        Common Stock     Granted to    Exercise
                                         Underlying     Employees in     Price    Expiration
Name                                      Option #          2001         ($/Sh)      Date
----                                      --------          ----         ------      ----
Leonard A. Osser                          50,000(1)         35.7%        $1.56     01-01-06
Stuart J. Wildhorn                        50,000(2)         35.7%        $2.50     07-27-06
Thomas M. Stuckey                         21,000(2)          7.1%        $2.50     07-27-06

----------
(1)   Options vested 01-01-02

(2)   One third vesting on each anniversary.

                     Aggregated 2001 Year End Options Values
                  for Options granted prior to and during 2001

                                             Number of Shares of Common
                                            Stock Underlying Unexercised               Value of Unexercised
                                                     Options at                        In-The-Money Options
                                                     12-31-2001                          At 12-31-2001 (1)
              Name                            Exercisable/Unexercisable              Exercisable/Unexercisable
              ----                            -------------------------              -------------------------
Leonard A. Osser                                      0 // 200,000                           $0 // $0
Stuart J. Wildhorn                                    0 // 50,000                            $0 // $0
Thomas M. Stuckey                                54,333 // 26,667                            $0 // $0

----------
(1) Based on the closing price on October 30, 2002 of $.27 as quoted on the American Stock Exchange.

Employment Contracts

      As of January 1, 1998 the Company entered into an Employment Agreement with Mr. Osser which provides for an initial term expiring on December 31, 2002, with a two-year non-competition period at the end of the term. The term is automatically increased for successive one-year periods unless prior to December 1 of any year either party notifies the other of its election not to extend the term. Under the Agreement, Mr. Osser serves as Chief Executive Officer and is required to work on a full-time basis. Under the Employment Agreement, Mr. Osser receives annual base pay of $350,000, increasing to reflect cost of living adjustments commencing on January 1, 2001. In addition, during each January from 1998 through 2002 the Company has granted to Mr. Osser, pursuant to the Employment Agreement, an option to purchase 50,000 shares of Common Stock exercisable only during the last 30 days of the five year option term unless the Company achieves certain financial goals to be specified annually by the Compensation Committee. Additionally, as soon as financial statements for each year commencing with 1998 are completed, the Company shall grant the executive an additional option to purchase up to 50,000 shares depending upon the achievement of specified performance goals. Further, Mr. Osser shall receive the opportunity to earn cash bonuses of up to $200,000 per year depending upon the achievement of performance targets to be specified by the Option Committee.

      On July 7, 1998, at his sole discretion, Mr. Osser implemented a voluntary reduction of his annual base salary, reducing his annual base pay from $350,000 to $188,462. The voluntary reduction has been described by Mr. Osser as being both temporary and having no effect upon his rights under his Employment Agreement with the Company. Such reduction remained in effect until August 5, 2000. At that time, Mr. Osser began to defer his salary at the $350,000 annual base. At December 31, 2000, his deferred compensation was $141,346. In December 2001, Milestone reached an agreement with Mr. Osser to satisfy the $491,346 of unpaid salary. The agreement calls for the issuance of 614,183 units.

Each unit consists of one share of Milestone common stock and one warrant to purchase an additional share of such common stock. The warrants will be exercisable at $.80 per share through January 31, 2003, thereafter at $1.00 per share through January 31, 2006, and thereafter at $2.00 per share through January 31, 2007, at which time they will expire. On March 29, 2002, Mr. Osser signed an agreement deferring $320,000 of his $350,000 annual salary until January 2, 2003.

Compensation of Directors

      Non-employee directors are granted, upon becoming a director, a five-year option to purchase 20,000 shares of our Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant. They receive no cash compensation.

Independent Public Accountants

      J. H. Cohn LLP has served as the Company's independent accountants since May 7, 2001, replacing Grant Thornton LLP who had been dismissed as of May 9, 2001. During the two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn LLP, neither the Company, nor anyone on its behalf, has consulted J.H. Cohn LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company's financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Company that J.H. Cohn LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

      The reports of Grant Thornton LLP for the years ended December 31, 2000 and December 31, 1999 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The 2000 report did contain an explanatory paragraph to the Company's ability to continue as a going concern.

      The decision to change accountants was recommended and approved by the audit committee of the Company's board of directors.

      During 2000 and 1999, and during the period from January 1, 2001 to May 9, 2001, there were no disagreements with Grant Thornton LLP on accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with their report.

      Audit Fees

      The aggregate fees billed for the professional services rendered by J. H. Cohn LLP for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the Company's financial statements included in the Company's Forms 10-QSB for fiscal year 2001 totaled $76,470.

      Financial Information Systems Design and Implementation Fees

      No professional services were rendered by J. H. Cohn LLP in connection with information systems, design and implementation during fiscal year 2001.

      All Other Fees

      The aggregate fees billed by Grant Thornton LLP for services rendered in 2001 were $14,115. This included assistance in preparation of tax returns and responses to comment letters related to registration statements filed by the Company with the Securities and Exchange Commission.

      Audit Committee Consideration

      The Audit committee has considered and determined that the non-audit services provided by Grant Thornton LLP during 2001 were not incompatible with Grant Thornton's independence.

      Work Performed by Principal Accountant's Full Time Permanent Employees

      J. H. Cohn LLP utilized full time, permanent employees and partners of J.
H. Cohn LLP in performing the Company's audits for fiscal year 2001.

             CONFIRMATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board recommends that the stockholders confirm the appointment of J.H. Cohn LLP as the Company's independent accountants for the fiscal year ending December 31, 2002. A representative of J.H. Cohn LLP will be at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board will consider it a directive to consider other accountants for a subsequent year.

                 The Board recommends a vote FOR this proposal.

Certain Relationships and Related Transactions

      Pursuant to a $1 million private placement which was completed in February 2000, Leonard Osser, the Chairman and Chief Executive Officer of the Company purchased $250,000 principal amount of 10% secured promissory notes and five-year warrants to purchase 35,714 shares of the Company's Common Stock, immediately exercisable at $1.75 per share with such exercise price increasing each anniversary to a final exercise price of $7.00 per share. In March 2001, the exercise price of these warrants was amended by agreement between Milestone and the warrant holders to provide for an exercise price of $1.75 per share up to the date of maturity. Additionally, pursuant to an agreement made as of January 31, 1999, the Company issued 1,800,000 shares of Common Stock in full payment of the Company's 3% Senior Convertible Promissory Notes in the aggregate principal amount of $2,250,000, of which 200,000 shares were issued to Mr. Osser. In April 2000, Mr. Osser provided the Company with a $200,000 line of credit which is payable on January 2, 2003. In December 2001, the Company reached an agreement with Mr. Osser to satisfy $491,346 of his deferred compensation through the issuance of 614,183 units, each unit consisted of one share of Milestone common stock and one warrant to purchase an additional share of each stock. These units were issued to Mr. Osser in January 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the best of the Company's knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2001.

                                  MISCELLANEOUS

Other Matters

      Management knows of no matter other than the foregoing to be brought before the Annual Meeting of Stockholders, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

Reports and Financial Statements

      The Company's Annual Report to Stockholders for the year ended December 31, 2001, including Audited Financial Statements, is included with this proxy material. Such Report and Financial Statements contained therein are not incorporated herein by reference and are not considered part of this soliciting material.

Solicitation of Proxies

      The entire cost of the solicitation of proxies will be borne by Milestone. Proxies may be solicited by directors, officers and regular employees of Milestone, without extra compensation, by telephone, telegraph, mail or personal interview. Solicitation is not to be made by specifically engaged employees or paid solicitors. Milestone will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Stock.

Stockholder Proposals

      Stockholder proposals intended to be presented at the Company's 2003 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than March 1, 2003. Such proposals should be addressed to Thomas M. Stuckey, Chief Financial officer, Milestone Scientific Inc., 220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07039.

      EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                              By order of the Board of Directors

                                              Leonard Osser
                                              Chairman of the Board
Livingston, New Jersey
November 8, 2002


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